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                                                                    EXHIBIT 99.1

                            2001 STOCK INCENTIVE PLAN

                                       OF

                              BERKANA WIRELESS INC.

1.    PURPOSES OF THE PLAN

         The purposes of the 2001 Stock Incentive Plan (the "PLAN") of Berkana Wireless Inc., a Delaware corporation (the "COMPANY"), are to:

         (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

         (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

         (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the Common Stock of the Company.

2.    DEFINITIONS

         The following defined terms are used in the Plan:

         (a) "ADMINISTRATOR" means the Board, the Committee, or any Officer or Employee of the Company to whom the Board of the Committee has delegated authority to administer the Plan.

         (b) "AFFILIATE" means a "parent" or "subsidiary" corporation as defined in Section 424 of the Code or that the Board or Committee has designated as participating in the Plan.

         (c) "BOARD" means the board of directors of the Company.

         (d) "CAUSE" means Termination (i) by reason of the Optionee's commission of a felony, misdemeanor or other illegal conduct involving dishonesty, fraud or other matters of moral turpitude, (ii) by reason of the Optionee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its Affiliates, (iii) by reason of the Optionee's willful engagement in misconduct which is materially and demonstrably injurious to the Company or any of its Affiliates, (iv) by reason of the Optionee's breach of his or her employment contract, if any, with the Company or
(v) by reason of the Optionee's disclosure of confidential information.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated under the Code.


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         (f) "COMMITTEE" means a committee of directors of the Company appointed in accordance with Section 5.

         (g) "COMMON STOCK" means the common stock of the Company, par value $[.0001] per share.

         (h) "COMPANY" means Berkana Wireless Inc., a Delaware corporation.

         (i) "CONSULTANT" means any person, entity or any employee of any entity engaged to render services to the Company or an Affiliate.

         (j) "DIRECTOR" means a member of the Board of Directors of the Company or an Affiliate.

         (k) "EMPLOYEE" means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or an Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary even if such classification is changed retroactively as a result of an audit, litigation or otherwise. An Optionee shall not cease to be an employee in the case of transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company that assumes the Options granted hereunder pursuant to
Section 7.1.2. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to make the Director an "Employee" of the Company.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "EXPIRATION DATE" means the end of the maximum exercise period stated in the Option Agreement.

         (n) "INCENTIVE STOCK OPTION" or "ISO" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option.

         (o) "NON-QUALIFIED STOCK OPTION" or "NQO" means an Option other than an Incentive Stock Option.

         (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (q) "OPTION" means a right to purchase shares of the Company's Common Stock granted under this Plan.

         (r) "OPTION AGREEMENT" means the written agreement evidencing the grant of an Option to the Optionee.

         (s) "OPTION PRICE" means the price payable under an Option for share of Common Stock.


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         (t) "OPTIONEE" means a person to whom an Option is granted.

         (u) "PLAN" means the 2001 Stock Incentive Plan of the Company.

         (v) "RULE 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time, or any successor rule thereto.

         (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (x) "TEN PERCENT SHAREHOLDER" means any person who owns, directly or by attribution under Section 424(d) of the Code, an amount of the Company's capital stock greater than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

         (y) "TERMINATION" means, with respect to an Optionee, that the Optionee has ceased to be employed by, or a consultant to, the Company or an Affiliate for any reason other than death, disability or termination for Cause; provided that, for purposes of this definition, if so determined by the Administrator, "Termination" shall not include a change in status from an Employee to a Consultant.

         (z) "VESTING BASE DATE" means the date upon which Options first become exercisable, as specified in the Option Agreement.

3.    ELIGIBLE PERSONS

         Every person who at the date of grant of an Option is an Employee of the Company or of any Affiliate of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a Consultant to, or non-employee Director of, the Company or any Affiliate of the Company is eligible to receive NQOs under this Plan.

4.    STOCK SUBJECT TO THIS PLAN

         Options granted under this Plan may be ISOs intended to satisfy the requirements of Section 422 of the Code, or NQOs. Subject to the provisions of
Section 7.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan and the total number of shares provided for issuance under this Plan shall be 3,000,000 shares of Common Stock and shall at no time exceed the applicable percentage as calculated in accordance with Section 260.140.45 of Chapter 3 of Title 10 of the California Code of Regulations. The shares covered by an Option granted under the Plan which expires or becomes unexercisable without having been exercised in full shall become available again for grants under the Plan.

5.    ADMINISTRATION

         5.1 GENERAL. This Plan shall be administered by the Board of Directors or, either in its entirety or only insofar as required pursuant to Section 5.2 hereof, by a committee of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated.

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         5.2 PUBLIC COMPANY. From and after such time as the Company registers a class of equity securities under Section 12 of the Exchange Act, it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3.

         5.3 AUTHORITY OF ADMINISTRATOR. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion:

            (a) to grant Options;

            (b) to determine the fair market value of the Common Stock subject to Options;

            (c) to determine the exercise price of Options granted;

            (d) to determine the Optionees to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option;

            (e) to interpret this Plan;

            (f) to prescribe, amend, and rescind rules and regulations relating to this Plan;

            (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable;

            (h) with the consent of the Optionee, to modify or amend any Option;

            (i) to defer (with the consent of the Optionee) the exercise date of any Option;

            (j) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option;

            (k) to determine the form of Option Agreement and other documents used in the administration of the Plan, and whether such documents may be electronic form; and

            (l) to make all other determinations deemed necessary or advisable for the administration of this Plan.

         The Administrator may delegate non-discretionary administrative duties to such Employees of the Company as it deems proper.

         5.4 INTERPRETATION BY ADMINISTRATOR. All questions of interpretation, implementation, and application of this Plan shall be determined in its absolute discretion by the Administrator. Such determinations shall be final and binding on all persons.

         5.5 RULE 16b-3. With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the

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responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under
Section 16 of the Exchange Act.

6.    GRANTING OF OPTIONS; OPTION AGREEMENT

         6.1 TERMINATION OF PLAN. No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

         6.2 STOCK OPTION AGREEMENT. Each Option shall be evidenced by a written Option Agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both, to execute an Option Agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 7.1.3.

         6.3 TYPE OF OPTION. The Option Agreement shall specify whether each Option it evidences is an NQO or an ISO.

         6.4 EARLY APPROVAL OF GRANTS. Subject to Section 7.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become Employees, Directors or Consultants of the Company, but are not Employees, Directors or Consultants at the date of approval, with such grant to specify whether it is effective immediately or effective only on such person becoming an Employee, Director or Consultant.

7.    TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 7.1. NQOs shall be subject to the additional terms and conditions set forth in Section 7.2, and ISOs shall be subject to the additional terms and conditions set forth in Section 7.3.

         7.1 TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT. All Options granted under this Plan shall be subject to the following terms and conditions:

            7.1.1 CHANGES IN CAPITAL STRUCTURE. Subject to Section 7.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination, reclassification, spin-off or other similar change in the capital structure of the Company, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its absolute discretion.

            7.1.2 CORPORATE TRANSACTIONS.


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                  (a) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 30 days prior to the effective date such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

                  (b) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:

                        (i) OPTIONS. Each Option shall be assumed or an equivalent option substituted by the successor corporation (including as a "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                        (ii) SHARES SUBJECT TO RIGHT OF REPURCHASE. Any shares held by an Optionee which are subject to a right of repurchase of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Optionee receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Options as provided in the preceding paragraph, such exchanged shares shall continue to be subject to a right of repurchase as provided in the Optionee's Stock Option Plan stock purchase agreement. If, as provided in the preceding paragraph, the Optionee shall have the right to exercise an Option as to all of the shares of Common Stock covered thereby, all Shares that are subject to a right of repurchase of the Company shall be released from such right of repurchase and shall be fully vested.

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            7.1.3 TIME OF OPTION EXERCISE. Subject to Section 6 and Section
7.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the Option Agreement granting the Option, or (b) on the Vesting Base Date as specified in the Option Agreement relating to such Option; provided, however, that with respect to Options granted to Employees who are not Officers or Directors, the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the Option was granted. Options granted to Officers, Directors or Consultants may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of the Administrator in accordance with this Plan. In any case, no Option shall be exercisable until a written Option Agreement in form satisfactory to the Company is executed by the Company and the Optionee, and the person exercising the option executes an appropriate stock purchase agreement with the Company and, if the stock to be delivered pursuant to exercise of such Option is subject to a right of repurchase as set forth in Section 7.1.8, such person delivers to the Company an Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code.

            7.1.4 OPTION GRANT DATE. Except in the case of grants contingent on the beginning of employment or other service, as described in Section 6.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

            7.1.5 NONASSIGNABILITY OF OPTION RIGHTS. Except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, no Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the Optionee.

            7.1.6 PAYMENT. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                  (a) Acceptance of the Optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                  (b) Delivery (actual or constructive) by the Optionee of Common Stock already owned by the Optionee for all or part of the Option price, provided the value (determined as set forth in Section 7.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided, however, that if an Optionee has exercised any portion of any

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Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

            7.1.7 TERMINATION OF EMPLOYMENT.

                  (a) If for any reason other than death, disability or termination for Cause, an Optionee ceases to be employed by the Company or any of its Affiliates, Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than three months after the date of such Termination as is specified in the Option Agreement (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the Optionee under
Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b) (but in no event after the Expiration Date, as defined below).

                  (b) If an Optionee dies while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee, by the Optionee's personal representative, or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within 12 months after the death of the Optionee, or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration Date).

                  (c) If an Optionee ceases to be employed by the Company as a result of his or her disability, the Optionee may, but only within six months after the date of Termination (and in no event after the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of Termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to an NQO on the day three months and one day following such Termination. To the extent that the Optionee was not entitled to exercise the Option at the date of Termination or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) If an Optionee is terminated for Cause all Options then held by such Optionee shall terminate and no longer be exercisable immediately upon and after such Termination.

                  (e) For purposes of this Section 7.1.7, "employment" includes service as an Employee, a Director or as a Consultant.

                  (f) For purposes of this Section 7.1.7, an Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed three months or,

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if longer, if the Optionee's right to reemployment by the Company or any
Affiliate is guaranteed either contractually or by statute.

            7.1.8 REPURCHASE OF STOCK. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an Employee, Director or Consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any Employee, Director or Consultant whose employment, or director or consulting relationship with the Company is terminated. The right of repurchase shall be assignable by the Company. Such right of repurchase shall be exercisable as the Administrator may determine in the grant of the Option, either or both:

                  (a) at the Option Price and (i) shall lapse at a rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it was exercised or becomes exercisable), (ii) must be exercised for cash or cancellation of purchase money indebtedness within 90 days after such Termination (or in the case of securities issued upon exercise of options after the date of Termination, within 90 days after the date of exercise), and (iii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a wholly-owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 7.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

                  (b) at the higher of the Option Price or the value (determined as set forth in Section 7.1.11) of the stock being repurchased on the date of Termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of Termination (or in the case of securities issued upon exercise of options after the date of Termination, within 90 days after the date of exercise), and such right shall terminate when the Company becomes a "reporting company" under Section 12 of the Securities Act.

                  In addition to the restrictions set forth in subparagraphs (a) and (b) above, the shares of stock held by an Officer, Director or Consultant of the Company or by an Affiliate of the Company may be subject to additional or greater restrictions, in the absolute discretion of the Administrator.

                  Determination of the number of shares subject to any such right of repurchase shall be made as of the date of the Employee's employment by, Director's director relationship with, or Consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such Employee, Director or Consultant is thereafter exercised.

            7.1.9 WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an Option or at such other time or times as the amount of such obligations become determinable (the "TAX DATE"), the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes due by reason of the exercise of an Option, the disposition of Common Stock acquired through exercise of an Option, or the lapse of rights to repurchase Common Stock. The Administrator may, in its absolute discretion after considering any tax or accounting consequences, permit an Optionee to (a) deliver a full recourse promissory

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note on such terms as the Administrator deems appropriate, (b) tender to the
Company previously owned shares of Stock or other securities of the Company, or
(c) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, the disposition of Common Stock acquired through exercise of an Option, or the lapse of rights to repurchase Common Stock, subject to the following limitations:

                  (x) Any election pursuant to clause (b) above, where the Optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

                  (y) Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its absolute discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the Optionee or for any other reason.

                  (z) Any securities tendered or withheld in accordance with this Section 7.1.9 shall be valued by the Company as of the Tax Date.

            7.1.10 OTHER PROVISIONS. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by Employees, Directors or Consultants, such Options shall provide that the right of first refusal shall terminate upon the closing of the Company's initial registered public offering to the public generally.

            7.1.11 DETERMINATION OF VALUE. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                  (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                  (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean

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between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                  (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator by consideration of such factors as the Administrator in its discretion deems appropriate, including but not limited to the recent issue price of other securities of the Company, the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

            7.1.12 OPTION TERM. Subject to Section 7.3.5, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the Option Agreement.

            7.1.13 LIMITS ON GRANTS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION. The Company may not issue Options covering in the aggregate more than 300,000 shares of Common Stock to any one participant in any calendar year.

         7.2 EXERCISE PRICE OF NQOS. Except as set forth in Section 7.1.13, the exercise price of any NQO granted under this Plan shall be not less than 85% of the fair market value (determined in accordance with Section 7.1.11) of the stock subject to the Option on the date of grant.

         7.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

            7.3.1 EXERCISE PRICE. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 7.1.11) of the stock covered by the Option at the time the Option is granted or deemed granted under Section 7.3.3; provide that the exercise price of any ISO granted to any person who is a Ten Percent Shareholder of the Company or an Affiliate shall in no event be less than 110% of the fair market value (determined in accordance with Section 7.1.11) of the stock covered by the Option at the time the Option is granted.

            7.3.2 DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

            7.3.3 GRANT DATE. If an ISO is granted in anticipation of employment as provided in Section 6.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.


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            7.3.4 VESTING. Notwithstanding any other provision of this Plan,
ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, including vesting resulting from a change in control of the Company, such ISOs shall be treated as NQOs to the extent such $100,000 limit is exceeded. In no event shall more than $100,000 in fair market value of stock (measured on the grant date(s)) vest in any calendar year with respect to the ISOs. Additionally, in no event, will the operation of this Section 7.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

            7.3.5 TERM. Notwithstanding Section 7.1.12, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

8.    MANNER OF EXERCISE

         8.1 WRITTEN NOTICE AND PAYMENT. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in
Section 7.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

         8.2 ISSUANCE OF STOCK. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or stock transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock or register such Optionee as a shareholder by book entry. An Optionee or permitted transferee of an Optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

9.    EMPLOYMENT OR CONSULTING RELATIONSHIP

         Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Optionee's employment or consulting at any time, nor confer upon any Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates, nor interfere in any way with provisions in the Company's charter documents or applicable law relating to the election, appointment, terms of office, and removal of members of the Board.

10.   FINANCIAL INFORMATION

         The Company shall provide to each Optionee during the period such Optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a

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balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year. The provisions of this Section 10 shall not apply with respect to Optionees who are key Employees of the Company whose duties in connection with the Company assures them access to information equivalent to the information provided in the financial statements.

11.   CONDITIONS UPON ISSUANCE OF SHARES

         Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act.

12.   NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

13.   MARKET STANDOFF

         Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

14.   AMENDMENTS TO PLAN

         The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) shareholder approval is required to preserve option grants as "qualified performance-based compensation" under
Section 162(m) of the Code, or (c) the Board otherwise concludes that shareholder approval is advisable.

15.   EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders'

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
meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

         Plan adopted by the Board of Directors on:        June 14, 2001
                                                      -----------------------

         Plan approved by Shareholders on:
                                                      -----------------------



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